UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 12, 2024 (March 12, 2024)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Capital Market

Item 2.02	Results of Operations and Financial Condition.

On March 12, 2024, the Company issued a press release announcing its results of operations for the three and twelve months ended December 31, 2023. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD.

On March 12, 2024, the Company posted the Maiden Holdings, Ltd. Investor Update Presentation, March 2024 via its investor relations website at https://www.maiden.bm/investor_relations, which presentation is included as Exhibit 99.3 to this Current Report on Form 8-K.

The information under Item 7.01 and the Investor Presentation included to this Form 8-K as Exhibit 99.3 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 8.01	Other Events.

On March 12, 2024, the Company issued a press release announcing its results of operations for the three and twelve months ended December 31, 2023 via its investor relations website at https://www.maiden.bm/investor_relations, which press release is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated March 12, 2024
99.2	Press Release of Maiden Holdings, Ltd., dated March 12, 2024
99.3	Maiden Holdings, Ltd. Investor Update Presentation, March 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 12, 2024	MAIDEN HOLDINGS, LTD.

		By:	/s/ Lawrence F. Metz
Lawrence F. Metz Executive Vice Chairman and Group President

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated March 12, 2024
99.2	Press Release of Maiden Holdings, Ltd., dated March 12, 2024
99.3	Maiden Holdings, Ltd. Investor Update Presentation, March 2024

Exhibit 99.1

PRESS RELEASE
Maiden Holdings, Ltd. Announces
Fourth Quarter 2023 Financial Results

PEMBROKE, Bermuda, March 12, 2024 - Maiden Holdings, Ltd. (NASDAQ: MHLD) ("Maiden" or the "Company") today reported its results for the fourth quarter and year ended December 31, 2023.
•Book value per common share was $2.48 while adjusted book value per common share increased during the fourth quarter to $3.19 per common share at December 31, 2023.
•Investment results increased to $53.1 million in 2023 compared to $24.7 million in 2022 from the combined impact of higher yields on fixed income assets and an 8.0% return on the alternative asset portfolio.
•Net loss attributable to Maiden common shareholders of $20.8 million or $0.21 per diluted common share for the fourth quarter of 2023, of which nearly 70% is expected to be recoverable as future GAAP income under the Loss Portfolio Transfer and Adverse Development Cover Agreement ("LPT/ADC Agreement") with Cavello Bay Reinsurance Ltd. ("Cavello"), a subsidiary of Enstar Group Limited.
•Adjusted non-GAAP operating loss was $1.5 million or $0.02 per diluted common share for the fourth quarter of 2023.
•Deferred gain on LPT/ADC Agreement increased to $70.9 million as of December 31, 2023, which is expected to be recoverable over time as future GAAP income under LPT/ADC Agreement with $84.1 million in additional limit available.
•Recoveries under LPT/ADC Agreement currently expected to begin before the end of 2024.
•Deferred tax asset of $1.19 per common share still not yet recognized in book value per share, with nearly 45% of NOL carryforwards having no expiry date.

Patrick J. Haveron, Maiden’s Chief Executive Officer commented on the fourth quarter of 2023 financial results: “Maiden’s adjusted book value increased to $3.19 in the fourth quarter as the combined effects of continued increases in our investment results and the stabilizing effects of our LPT/ADC Agreement again supported our adjusted book value. We believe our adjusted book value ultimately represents Maiden’s true economic value."
Mr. Haveron added, “The continued improvement in our investment performance was principally the result of higher net investment gains on our alternative asset portfolio. During 2023, our alternative asset portfolio produced a return of 8.0%, now above our benchmark cost of debt capital. Our alternative asset portfolio continues to make contributions as we recognized gains from the sale of a venture capital investment as well as continuing income on several of our equity method investments during the fourth quarter as well. As these results increasingly demonstrate, we believe our alternative investment portfolio remains well positioned to achieve its targeted longer-term returns."
“While our GAAP income statement continues to be impacted by adverse loss development, it’s important to note that much of this volatility is expected to be temporary as significant shares of the loss development reported are covered by our LPT/ADC Agreement with Cavello. During the fourth quarter and year ended December 31, 2023, nearly 65% and 67% of the total prior year loss development reported in those periods are expected to be covered by the LPT/ADC Agreement and as a result, nearly 70% of our fourth quarter and 2023 reported net loss is expected to ultimately return over time to Maiden as future GAAP income, subject to certain thresholds in the LPT/ADC Agreement and the applicable GAAP accounting rules. We currently expect to meet the thresholds to begin recoveries under the LPT/ADC Agreement late in 2024.”
“As the benefits of the LPT/ADC Agreement begin to be amortized though our GAAP income statement, it reinforces why adjusted book value, which includes the $70.9 million deferred gain presently on the balance sheet, is a key metric in evaluating Maiden’s value. It's also worth noting that under the provisions of the LPT/ADC Agreement, we still have an additional $84.1 million in available limit to absorb subject loss development should it occur in the future.”
"We continue to actively evaluate our strategies as we look to build a more consistent base of revenue and profits while leveraging our experience in insurance and reinsurance markets, including through fee-based and distribution channels. Pursuit of these paths should enable us to ultimately recognize and realize the significant deferred tax asset we have. As we evaluate these options, we’ve adopted a more measured pace of deployment of new alternative investment opportunities, and we are adjusting our investment focus accordingly, by seeking income producing, lower risk assets at more attractive yields."
"As noted, our consolidated balance sheet at December 31, 2023 does not reflect $1.19 in net U.S. deferred tax assets which still maintains a full valuation allowance. It’s important to note that of $337.4 million in net operating loss carryforwards that we hold, approximately $151.2 million or 44.8% of these loss carryforwards have no expiry date. Despite the recent adverse reserve development which has delayed the timing related to ultimately recognizing this asset, we believe the factors that will enable us to ultimately recognize these tax assets in the future continues to accumulate, particularly with our asset portfolio producing more current income.”
Mr. Haveron concluded, "“Finally, during the fourth quarter, we continued our long-term capital management strategy and repurchased 619,470 common shares. We expect to continue a disciplined and prudent approach to share repurchases as part of this program, particularly in periods of share weakness relative to our book value.”
Consolidated Results for the Quarter Ended December 31, 2023
Net loss attributable to Maiden common shareholders for the three months ended December 31, 2023 was $20.8 million, compared to net income available to Maiden common shareholders of $36.2 million for the same respective period in 2022. Net income for the three months ended December 31, 2022 included gains from the exchange of our preference shares of $87.2 million. Excluding gains from the exchange of our preference shares in the fourth quarter of 2022, our net loss for the three months ended December 31, 2023 was $20.8 million compared to a net loss of $51.0 million for the same period in 2022 largely due to the following:
•lower underwriting loss(4) which was $21.1 million in the fourth quarter of 2023 compared to an underwriting loss of $35.5 million in the same period in 2022 which was influenced by:
•adverse prior year loss development of $22.2 million in the fourth quarter of 2023 compared to adverse prior year loss development of $38.1 million during the same period in 2022; and
•on a current accident year basis, underwriting income of $1.1 million for the three months ended December 31, 2023 compared to an underwriting income of $2.6 million for the same period in 2022.
•higher total income from investment activities of $14.6 million for the three months ended December 31, 2023 compared to $3.1 million for the same period in 2022 which was comprised of:
•net investment income of $8.3 million for the three months ended December 31, 2023 compared to $9.2 million for the same period in 2022;
•net realized and unrealized investment gains of $5.5 million for the three months ended December 31, 2023 compared to net realized and unrealized investment losses of $8.0 million for the same period in 2022; and
•interest in income of equity method investments of $0.9 million for the three months ended December 31, 2023 compared to income of $1.9 million for the same period in 2022.
•corporate general and administrative expenses increased to $4.2 million for the three months ended December 31, 2023 compared to $3.9 million for the same period in 2022; and
•foreign exchange and other losses of $4.9 million during the three months ended December 31, 2023, compared to foreign exchange and other losses of $10.9 million for the same period in 2022.

Net premiums written for the three months ended December 31, 2023 were $6.9 million compared to $7.0 million for the same period in 2022. Net premiums earned decreased by $2.5 million for the three months ended December 31, 2023 compared to the same period in 2022 due to lower earned premiums for Specialty Risk business in the AmTrust Reinsurance segment.
Net investment income decreased by $0.9 million or 10.1% for the three months ended December 31, 2023 compared to the same period in 2022 primarily due to higher investments expenses in the fourth quarter of 2023. Annualized average book yields from fixed income assets increased to 4.4% for the three months ended December 31, 2023 compared to 2.8% for the same period in 2022. Our average fixed income assets include available-for-sale ("AFS") securities, cash and restricted cash, funds withheld receivable, and loan to related party. These amounts are an average of the amounts disclosed in our quarterly U.S. GAAP consolidated financial statements.
Annualized yields on fixed income assets increased partly due to 40.8% of our fixed income investments as of December 31, 2023 invested in floating rate assets which enabled these securities to respond to the current higher interest rate environment. Also, interest income on funds withheld and related party loans have increased as these assets carry periodically adjusted interest rates and have directly benefited from the recent rise in interest rates. Average aggregate fixed income assets decreased by 39.7% due to continued run-off of our reinsurance liabilities previously written on prospective risks, resulting in significant negative operating cash flows as we run-off our existing reinsurance liabilities primarily through the funds withheld receivable.
Net realized and unrealized investment gains for the three months ended December 31, 2023 were $5.5 million compared to net losses of $8.0 million for the same period in 2022. This included net realized and unrealized investment gains on alternative investments of $7.3 million for the fourth quarter of 2023 compared to net realized and unrealized losses of $3.8 million for the fourth quarter of 2022.
Net loss and LAE decreased by $11.2 million during the three months ended December 31, 2023 compared to the same period in 2022. Net loss and LAE for the fourth quarter of 2023 was impacted by net adverse prior year reserve development of $22.2 million compared to net adverse development of $38.1 million for the fourth quarter of 2022. The AmTrust Reinsurance segment had lower adverse prior year reserve development of $21.7 million in the fourth quarter of 2023 compared to adverse development of $31.6 million for the fourth quarter of 2022. The Diversified Reinsurance segment also had lower adverse prior year reserve development of $0.5 million in the fourth quarter of 2023 compared to adverse development of $6.5 million for the fourth quarter of 2022.
Of the total adverse development experienced in the AmTrust Reinsurance segment for the three months ended December 31, 2023 and 2022, $14.4 million and $10.3 million respectively, are expected to be recoverable under the LPT/ADC Agreement and are further expected to be recognized as future GAAP income over time as recoveries are received subject to the provisions of the LPT/ADC Agreement and the applicable GAAP accounting rules.
Commission and other acquisition expenses were $4.9 million for the three months ended December 31, 2023 compared to $5.7 million for the same period in 2022. Total general and administrative expenses increased by $0.8 million, or 12.5% for the three months ended December 31, 2023, compared to the same respective period in 2022.
Consolidated Results for the year ended December 31, 2023
Net loss attributable to Maiden common shareholders for the year ended December 31, 2023 was $38.6 million compared to net income available to Maiden common shareholders of $55.4 million in 2022. Net income for the year ended December 31, 2022 included $115.5 million of gains from the repurchase and exchange of our preference shares. Excluding gains on the repurchase and exchange of our preference shares in 2022, our net loss for the year ended December 31, 2023 was $38.6 million compared to a net loss of $60.0 million in 2022. The net increase in our financial results for the year ended December 31, 2023 compared to 2022 was primarily due to:
•underwriting loss of $49.5 million for the year ended December 31, 2023 compared to underwriting loss of $54.9 million for the same period in 2022 largely due to:
•adverse prior year reserve development of $38.2 million for the year ended December 31, 2023 compared to adverse development of $32.6 million in 2022 primarily related to the quota share reinsurance agreements in the AmTrust Reinsurance segment;
•on a current accident year basis, an underwriting loss of $11.3 million for the year ended December 31, 2023 compared to an underwriting loss of $22.3 million for the same period in 2022, primarily due to results within the AmTrust Reinsurance segment as discussed below; and
•in 2022, significantly higher than expected negative premium adjustments in the AmTrust Reinsurance segment related to adjustments for estimated surcharges on Workers' Compensation policies and inuring AmTrust reinsurance for certain programs in Specialty Risk and Extended Warranty cessions (collectively the "AmTrust Cession Adjustments"), net of commission and loss adjustments, contributed an underwriting loss of $5.1 million to our reported results for the year ended December 31, 2022.
•higher total income from investment activities of $53.1 million for the year ended December 31, 2023 compared to $24.7 million in 2022 which was comprised of:
•net investment income increased to $37.4 million for the year ended December 31, 2023 compared to $30.1 million in 2022;
•realized and unrealized investment gains were $7.8 million for the year ended December 31, 2023 compared to realized and unrealized losses of $5.1 million in 2022; and
•interest in income of equity method investments was $7.8 million for the year ended December 31, 2023 compared to an interest in loss of equity method investments of $0.2 million in 2022.
•corporate general and administrative expenses decreased to $18.0 million for the year ended December 31, 2023 compared to $19.3 million in 2022 largely due to lower stock-based incentive compensation costs which were $1.7 million compared to $2.7 million in 2022.

The increase in our financial results was partly offset by:
•foreign exchange and other losses of $5.7 million for the year ended December 31, 2023 compared to foreign exchange and other gains of $8.3 million in 2022.
Net premiums written for the year ended December 31, 2023 were $23.2 million compared to $5.1 million for the year ended December 31, 2022 due to significant negative written premiums for the AmTrust Cession Adjustments in 2022. Net written premiums in the AmTrust Reinsurance segment were $(3.9) million in the year ended December 31, 2023 compared to net premiums of $(18.5) million in 2022. For the year ended December 31, 2023, the negative gross and net premiums written include AmTrust Cession Adjustments of $6.1 million due to the cancellation of cases in a certain program within Specialty Risk and Extended Warranty. Negative premiums written in the year ended December 31, 2022 reflect AmTrust Cession Adjustments of $15.8 million related to the following items:
•$11.0 million of premium reductions on Workers Compensation policy surcharges in Small Commercial Business subsequent to the termination of the AmTrust Quota Share; and
•$4.8 million of premium reductions to AmTrust's inuring reinsurance for certain programs in Specialty Risk and Extended Warranty which reduced the amount of premium ceded to Maiden.
Net premiums written in the Diversified Reinsurance segment increased by $3.5 million or 14.8% for the year ended December 31, 2023 compared to 2022 due to growth in direct premiums for Credit Life programs written by wholly owned Swedish subsidiaries Maiden Life Försäkrings AB ("Maiden LF") and Maiden General Försäkrings AB ("Maiden GF").
Net premiums earned increased by $6.2 million for the year ended December 31, 2023 compared to 2022 largely due to negative earned premiums of $15.8 million from AmTrust Cession Adjustments for the year ended December 31, 2022 as well as growth in Credit Life programs written by Maiden LF and Maiden GF in our Diversified Reinsurance segment during the year ended December 31, 2023.
Net investment income increased by $7.3 million or 24.3% for the year ended December 31, 2023 compared to 2022, primarily due to higher annualized average book yields from fixed income assets which increased to 4.1% for the year ended December 31, 2023 compared to 2.2% in 2022. The increase in annualized book yields was driven by higher crediting interest rates on our funds withheld with AmTrust which increased to 3.5% in 2023 compared to 2.1% in 2022, and a higher weighted average interest rate on our related party loan which increased to 7.0% during the year ended December 31, 2023, compared to 3.7% in 2022.
Net realized and unrealized investment gains for the year ended December 31, 2023 were $7.8 million compared to losses of $5.1 million in 2022. This included net realized and unrealized investment gains on alternative investments of $10.8 million for the year ended December 31, 2023 compared to net realized and unrealized losses of $2.2 million in 2022.
Net loss and LAE increased by $3.2 million or 5.6% for the year ended December 31, 2023 compared to 2022. Net losses were impacted by net adverse prior year loss development of $38.2 million for the year ended December 31, 2023 compared to adverse prior year reserve development of $32.6 million in 2022. The AmTrust Reinsurance segment had adverse prior year loss development of $33.7 million for the year ended December 31, 2023 compared to adverse development of $28.1 million in 2022. The Diversified Reinsurance segment had adverse prior year loss development of $4.4 million for the year ended December 31, 2023, compared to adverse development of $4.6 million in 2022.
Of the adverse development experienced in the AmTrust segment for the years ended December 31, 2023 and 2022, $25.5 million and nil, respectively, are expected to be recoverable under the LPT/ADC Agreement and are further expected to be recognized as future GAAP income over time as recoveries are received subject to the provisions of the LPT/ADC Agreement and the applicable GAAP accounting rules.
Commission and other acquisition expenses increased by $1.0 million or 5.1% for the year ended December 31, 2023, compared to 2022 driven by higher earned premiums in 2023, which resulted in a corresponding increase in commission costs and brokerage fees. Total general and administrative expenses decreased by $0.2 million or 0.5% for the year ended December 31, 2023, compared to 2022.
Operating Results for the three and twelve months ended December 31, 2023
In addition to other adjustments, management adjusts reported GAAP net (loss) income and underwriting results by excluding incurred losses and LAE covered by the LPT/ADC Agreement with Cavello. Such losses are fully recoverable from Cavello, and are expected to be reported as future GAAP income over time as recoveries are received subject to both the provisions of the LPT/ADC Agreement and the applicable GAAP accounting rules, therefore adjusting for these losses shows the ultimate economic benefit of the LPT/ADC Agreement to Maiden. Management presently expects recoveries under the LPT/ADC Agreement to begin before the end of 2024.

Non-GAAP operating loss was $7.8 million or $0.08 per diluted common share for the fourth quarter of 2023 compared to non-GAAP operating earnings of $63.4 million or $0.72 per diluted common share for the fourth quarter of 2022. Adjusted to include net realized and unrealized investment gains and losses as well as an interest in income of equity method investments which are recurring parts of investment results with the Company’s underwriting activities in run-off, the non-GAAP operating loss was $1.5 million or $0.02 per diluted common share for the fourth quarter of 2023, compared to non-GAAP operating earnings of $57.4 million or $0.65 per diluted common share for the fourth quarter of 2022.
Non-GAAP operating loss was $23.0 million or $0.23 per diluted common share for the year ended December 31, 2023, compared to non-GAAP operating earnings of $52.1 million or $0.60 per diluted common share in 2022. Adjusted to include net realized and unrealized investment gains and losses as well as an interest in income or loss of equity method investments which are recurring parts of investment results with the Company’s underwriting activities in run-off, the non-GAAP operating loss was $7.3 million or $0.07 per diluted common share for the year ended December 31, 2023, compared to non-GAAP operating earnings of $46.7 million or $0.53 per diluted common share in 2022.
Similar to the reported GAAP results, the reduction in non-GAAP operating results for the year ended December 31, 2023 compared to 2022 primarily reflect gains from the repurchase and exchange of preference shares of $115.5 million that were recognized in the year ended December 31, 2022.
The unamortized deferred gain on retroactive reinsurance under the LPT/ADC Agreement with Cavello was $70.9 million as of December 31, 2023, an increase of $25.5 million compared to $45.4 million at December 31, 2022, driven by adverse prior year loss development of $24.1 million reported for policies under the AmTrust Quota Share for the year ended December 31, 2023. These losses are recoverable under the LPT/ADC Agreement and are expected to be recognized as future GAAP income over time as recoveries are received under the provisions of the LPT/ADC Agreement and the applicable GAAP accounting rules.
Adjusted for prior year reserve development under the AmTrust Quota Share which is fully recoverable from Cavello under the LPT/ADC Agreement, the non-GAAP net loss and LAE decreased by $14.4 million and $25.5 million for the three and twelve months ended December 31, 2023, respectively. Adjusted for prior year reserve development under the AmTrust Quota Share which is fully recoverable from Cavello under the LPT/ADC Agreement, the non-GAAP net loss and LAE decreased by $10.3 million and increased by $0.5 million for the three and twelve months ended December 31, 2022, respectively. The non-GAAP underwriting loss(9) was $6.7 million and $24.0 million, for the three and twelve months ended December 31, 2023, respectively, compared to a non-GAAP underwriting loss of $25.3 million and $55.4 million for the three and twelve months ended December 31, 2022, respectively.
The non-GAAP underwriting results in both respective periods included loss development in the AmTrust Reinsurance segment not covered by the LPT/ADC Agreement, specifically the run-off of the AmTrust Quota Share with losses occurring after December 31, 2018, as well as adverse loss development under the European Hospital Liability Quota Share. Also, the results included an underwriting loss in the Diversified Reinsurance segment of $1.5 million and $9.1 million for the three and twelve months ended December 31, 2023, respectively, compared to underwriting loss of $12.3 million and $12.1 million for the same respective periods in 2022. Please refer to the Non-GAAP Financial Measures tables in this earnings release for additional information on these non-GAAP financial measures and reconciliation of these measures to the appropriate GAAP measures.

Legacy Underwriting - Update
In November 2020, the Company formed our wholly owned subsidiary Genesis Legacy Solutions ("GLS") to specialize in providing a full range of legacy services to small insurance entities, particularly those in run-off or with blocks of reserves that are no longer core to those companies' operations, working with clients to develop and implement finality solutions including acquiring entire companies that enable our clients to meet their capital and risk management objectives. The goal of GLS was to acquire legacy liabilities and (re)insurance reserves from companies and provide retroactive reinsurance coverage for portfolios of (re)insurance business, primarily via loss portfolio transfer contracts (“LPT”). Additionally, GLS provided reinsurance contracts to other (re)insurers to mitigate some of their risk of future adverse development (an adverse development cover, or “ADC”) on insurance risks relating to prior accident years.
We believed the formation of GLS was highly complementary to our overall longer-term strategy and would produce risk-adjusted returns in excess of our debt cost of capital. However, GLS did not achieve either the volume or profitability expected and we concluded that the outlook would not change materially. At the time we formed GLS, we committed a certain level of capital to support this business which we have since fulfilled. After carefully evaluating the performance of this platform, ongoing market conditions, the competitive landscape and a variety of other factors, we have concluded that we will not commit additional capital to new accounts in this segment and will be running off the small number of accounts we underwrote since the formation of GLS. We presently do not anticipate any further contracts in the legacy management segment, and we no longer consider it part of our strategy to produce acceptable shareholder returns.

Annual Report on Form 10-K for the Year Ended December 31, 2023 and Other Financial Matters
The Company’s Annual Report on Form 10-K for the year ended December 31, 2023 was filed with the U.S. Securities and Exchange Commission on March 12, 2024. Additional information on the matters reported in this news release along with other required disclosures can be found in that filing.
Total assets were $1.5 billion at December 31, 2023 which decreased by $327.9 million compared to December 31, 2022 largely due to the continuing run-off of the Company's prior reinsurance liabilities. Shareholders' equity was $249.2 million at December 31, 2023 compared to $284.6 million at December 31, 2022.
Adjusted shareholders' equity(2) was $320.1 million at December 31, 2023 compared to $330.0 million at December 31, 2022, which includes an unamortized deferred gain under the LPT/ADC Agreement of $70.9 million at December 31, 2023 and $45.4 million at December 31, 2022.
During the three and twelve months ended December 31, 2023, Maiden Reinsurance repurchased 619,470 and 1,439,575 common shares, respectively, at an average price per share of $1.69 and $1.83, respectively, pursuant to the Company's $100.0 million share repurchase authorization, which was approved by the Company's Board of Directors on February 21, 2017. The Company had $71.6 million remaining for authorized common share repurchases at December 31, 2023.
On May 3, 2023, the Company's Board of Directors approved the repurchase, including the repurchase by Maiden Reinsurance in accordance with its investment guidelines, of up to $100.0 million of the Company's Senior Notes from time to time at market prices in open market purchases or as may be privately negotiated. During the year ended December 31, 2023, the Company repurchased 5,567 notes of the 2013 Senior Notes at an average price per unit of $17.10 and a gain of $39.9 thousand was realized. The Company's current remaining authorization is $99.9 million for Senior Notes repurchases.
As of December 31, 2023, GLS and its subsidiaries have insurance related liabilities of $27.6 million including total reserves of $17.7 million, an underwriting-related derivative liability of $4.0 million, reinsurance losses payable of $3.6 million and net deferred gains on retroactive reinsurance of $2.3 million.
The Company's wholly owned subsidiary, Maiden Holdings North America, Ltd., holds net operating loss carryforwards ("NOLs") which were $337.4 million as of December 31, 2023. Approximately $151.2 million or 44.8% of the Company's NOL carryforwards have no expiry date under the relevant U.S. tax law. These NOLs, in combination with additional net deferred tax assets primarily related to our insurance liabilities, result in a net U.S. deferred tax asset (before valuation allowance) of $119.4 million or $1.19 per common share as of December 31, 2023. The net deferred tax assets are not presently recognized on the Company’s balance sheet as a full valuation allowance is carried against them.
The Company no longer presents certain non-GAAP measures such as combined ratio and its related components in its news release or quarterly reports, as it believes that as the run-off of its reinsurance portfolios progresses, such ratios are increasingly not meaningful and of less value to readers as they evaluate our financial results.
Quarterly Dividends
The Company's Board of Directors did not authorize any quarterly dividends on its common shares during the three and twelve months ended December 31, 2023 and 2022.
About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets.
(1)(2)(4)(5)(9) Please refer to the Non-GAAP Financial Measures tables for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

Special Note about Forward Looking Statements

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include general statements both with respect to the Company and the insurance industry and generally are identified with the words "anticipate", "believe", "expect", "predict", "estimate", "intend", "plan", "project", "seek", "potential", "possible", "could", "might", "may", "should", "will", "would", "will be", "will continue", "will likely result" and similar expressions. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by the Company or any other person that the Company’s objectives or plans or other matters described in any forward-looking statement will be achieved. These statements are based on current plans, estimates, assumptions and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore, you should not place undue reliance on them. Important factors that could cause actual results to differ materially from those in such forward-looking statements are set forth in Item 1A "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. COVID-19 triggered a period of increased volatility with respect to global economic conditions. During the year ended December 31, 2023, inflation became unusually high in many parts of the world, and central banks in the U.S. and other countries aggressively raised interest rates to counter inflation by slowing economic activity. Monetary policy tightening actions are ongoing at December 31, 2023, and their long-term impact on financial markets and the real economy is currently uncertain. Please also see additional risks described in "Part I, Item 1A, Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2023.
The Company cautions that the list of important risk factors in its Annual Report on Form 10-K for the year ended December 31, 2023 is not intended to be and is not exhaustive. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law, and all subsequent written and oral forward-looking statements attributable to the Company or individuals acting on the Company’s behalf are expressly qualified in their entirety by this paragraph. If one or more risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from what was projected. Any forward-looking statements in this press release reflect the Company’s current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth, strategy and liquidity. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.
Any discrepancies between the amounts included in the results of operations discussion and the consolidated financial statement tables are due to rounding.

CONTACT:

FGS Global
Maiden@fgsglobal.com

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	December 31, 2023	December 31, 2022
	(Audited)	(Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2023 - $258,536; 2022 - $330,439)	$250,601	$314,527
Equity securities, at fair value	45,299	43,621
Equity method investments	80,929	80,159
Other investments	182,811	148,753
Total investments	559,640	587,060
Cash and cash equivalents	35,412	30,986
Restricted cash and cash equivalents	7,266	15,638
Accrued investment income	4,532	4,122
Reinsurance balances receivable, net	12,450	10,707
Reinsurance recoverable on unpaid losses	564,331	556,116
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	17,566	24,976
Funds withheld receivable	143,985	441,412
Other assets	5,777	7,874
Total assets	$1,518,934	$1,846,866
LIABILITIES
Reserve for loss and loss adjustment expenses	$867,433	$1,131,408
Unearned premiums	46,260	67,081
Deferred gain on retroactive reinsurance	73,240	47,708
Accrued expenses and other liabilities	28,244	60,518
Senior notes - principal amount	262,361	262,500
Less: unamortized debt issuance costs	7,764	6,928
Senior notes, net	254,597	255,572
Total liabilities	1,269,774	1,562,287
Commitments and Contingencies
EQUITY
Common shares	1,497	1,492
Additional paid-in capital	886,072	884,259
Accumulated other comprehensive loss	(31,469)	(41,234)
Accumulated deficit	(486,945)	(442,863)
Treasury shares, at cost	(119,995)	(117,075)
Total Equity	249,160	284,579
Total Liabilities and Equity	$1,518,934	$1,846,866

Book value per common share(1)	$2.48	$2.80

Common shares outstanding	100,472,120	101,532,151

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Gross premiums written	$7,095	$6,930	$23,466	$5,479
Net premiums written	$6,908	$6,997	$23,168	$5,082
Change in unearned premiums	4,541	6,919	20,801	32,650
Net premiums earned	11,449	13,916	43,969	37,732
Other insurance revenue (expense), net	36	(5,418)	39	(4,530)
Net investment income	8,267	9,199	37,378	30,070
Net realized and unrealized investment gains (losses)	5,454	(7,988)	7,848	(5,140)
Total revenues	25,206	9,709	89,234	58,132
Expenses:
Net loss and loss adjustment expenses	24,725	35,974	61,228	57,991
Commission and other acquisition expenses	4,942	5,700	19,462	18,511
General and administrative expenses	7,062	6,276	30,796	30,947
Total expenses	36,729	47,950	111,486	107,449
Other expenses
Interest and amortization expenses	4,815	4,833	18,226	19,331
Foreign exchange and other losses (gains)	4,898	10,866	5,741	(8,255)
Total other expenses	9,713	15,699	23,967	11,076
Loss before income taxes	(21,236)	(53,940)	(46,219)	(60,393)
Less: Income tax expense (benefit)	449	(1,008)	196	(557)
Interest in income (loss) of equity method investments	904	1,938	7,846	(205)
Net loss	(20,781)	(50,994)	(38,569)	(60,041)
Gain on repurchase and exchange of preference shares	—	87,240	—	115,473
Net (loss) income (attributable) available to Maiden common shareholders	$(20,781)	$36,246	$(38,569)	$55,432
Basic and diluted (loss) earnings per share (attributable) available to Maiden common shareholders	$(0.21)	$0.41	$(0.38)	$0.63
Annualized return on average common equity	(32.2)%	58.4%	(14.5)%	21.8%
Weighted average number of common shares - basic	100,776,804	87,637,607	101,382,606	87,112,711
Adjusted weighted average number of common shares and assumed conversions - diluted	100,776,804	87,637,607	101,382,606	87,113,974

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended December 31, 2023	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$7,139	$(44)	$7,095
Net premiums written	$6,952	$(44)	$6,908
Net premiums earned	$7,157	$4,292	$11,449
Other insurance expense	36	—	36
Net loss and loss adjustment expenses ("loss and LAE")	(3,104)	(21,621)	(24,725)
Commission and other acquisition expenses	(3,335)	(1,607)	(4,942)
General and administrative expenses(3)	(2,247)	(628)	(2,875)
Underwriting loss (4)	$(1,493)	$(19,564)	(21,057)
Reconciliation to net loss
Net investment income and net realized and unrealized investment gains			13,721
Interest and amortization expenses			(4,815)
Foreign exchange and other losses, net			(4,898)
Other general and administrative expenses(3)			(4,187)
Income tax expense			(449)
Interest in income of equity method investments			904
Net loss			$(20,781)

For the Three Months Ended December 31, 2022	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$6,948	$(18)	$6,930
Net premiums written	$7,015	$(18)	$6,997
Net premiums earned	$7,971	$5,945	$13,916
Other insurance revenue	(5,418)	—	(5,418)
Net loss and LAE	(9,538)	(26,436)	(35,974)
Commission and other acquisition expenses	(3,480)	(2,220)	(5,700)
General and administrative expenses(3)	(1,850)	(496)	(2,346)
Underwriting loss(4)	$(12,315)	$(23,207)	(35,522)
Reconciliation to net loss
Net investment income and net realized and unrealized investment losses			1,211
Interest and amortization expenses			(4,833)
Foreign exchange and other losses, net			(10,866)
Other general and administrative expenses(3)			(3,930)
Income tax benefit			1,008
Interest in income of equity method investments			1,938
Net loss			$(50,994)

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Year Ended December 31, 2023	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$27,402	$(3,936)	$23,466
Net premiums written	$27,104	$(3,936)	$23,168
Net premiums earned	$29,039	$14,930	$43,969
Other insurance revenue	39	—	39
Net loss and LAE	(14,230)	(46,998)	(61,228)
Commission and other acquisition expenses	(13,879)	(5,583)	(19,462)
General and administrative expenses	(10,110)	(2,690)	(12,800)
Underwriting loss	$(9,141)	$(40,341)	(49,482)
Reconciliation to net loss
Net investment income and net realized and unrealized investment gains			45,226
Interest and amortization expenses			(18,226)
Foreign exchange and other losses, net			(5,741)
Other general and administrative expenses			(17,996)
Income tax expense			(196)
Interest in income from equity method investments			7,846
Net loss			$(38,569)

For the Year Ended December 31, 2022	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$24,017	$(18,538)	$5,479
Net premiums written	$23,620	$(18,538)	$5,082
Net premiums earned	$27,983	$9,749	$37,732
Other insurance revenue	(4,530)	—	(4,530)
Net loss and LAE	(12,483)	(45,508)	(57,991)
Commission and other acquisition expenses	(14,164)	(4,347)	(18,511)
General and administrative expenses	(8,857)	(2,777)	(11,634)
Underwriting loss	$(12,051)	$(42,883)	(54,934)
Reconciliation to net loss
Net investment income and net realized and unrealized investment losses			24,930
Interest and amortization expenses			(19,331)
Foreign exchange and other gains, net			8,255
Other general and administrative expenses			(19,313)
Income tax benefit			557
Interest in loss from equity method investments			(205)
Net loss			$(60,041)

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Non-GAAP operating (loss) earnings (5)	$(7,841)	$63,432	$(23,014)	$52,070
Non-GAAP basic and diluted operating (loss) earnings per common share attributable to Maiden common shareholders(5)	$(0.08)	$0.72	$(0.23)	$0.60
Annualized non-GAAP operating return on average adjusted common equity(6)	(9.7)%	87.9%	(7.1)%	17.2%
Reconciliation of net (loss) income (attributable) available to Maiden common shareholders to non-GAAP operating (loss) earnings:
Net (loss) income (attributable) available to Maiden common shareholders	$(20,781)	$36,246	$(38,569)	$55,432
Add (subtract):
Net realized and unrealized investment (gains) losses	(5,454)	7,988	(7,848)	5,140
Foreign exchange and other losses (gains)	4,898	10,866	5,741	(8,255)
Interest in (income) loss of equity method investments	(904)	(1,938)	(7,846)	205
Change in deferred gain on retroactive reinsurance under the LPT/ADC Agreement	14,400	10,270	25,508	(452)
Non-GAAP operating (loss) earnings (5)	$(7,841)	$63,432	$(23,014)	$52,070
Weighted average number of common shares - basic	100,776,804	87,637,607	101,382,606	87,112,711
Adjusted weighted average number of common shares and assumed conversions - diluted	100,776,804	87,637,607	101,382,606	87,113,974
Reconciliation of diluted (loss) earnings per share (attributable) available to Maiden common shareholders to non-GAAP diluted operating (loss) earnings per share attributable to Maiden common shareholders:
Diluted (loss) earnings per share attributable to common shareholders	$(0.21)	$0.41	$(0.38)	$0.63
Add (subtract):
Net realized and unrealized investment (gains) losses	(0.05)	0.09	(0.08)	0.06
Foreign exchange and other losses (gains)	0.05	0.12	0.06	(0.09)
Interest in (income) loss of equity method investments	(0.01)	(0.02)	(0.08)	0.01
Change in deferred gain on retroactive reinsurance under the LPT/ADC Agreement	0.14	0.12	0.25	(0.01)
Non-GAAP diluted operating (loss) earnings per share attributable to common shareholders	$(0.08)	$0.72	$(0.23)	$0.60
Non-GAAP Underwriting Results and Non-GAAP Net Loss and LAE
Gross premiums written	$7,095	$6,930	$23,466	$5,479
Net premiums written	$6,908	$6,997	$23,168	$5,082
Net premiums earned	$11,449	$13,916	$43,969	$37,732
Other insurance revenue (expense), net	36	(5,418)	39	(4,530)
Non-GAAP net loss and LAE(9)	(10,325)	(25,704)	(35,720)	(58,443)
Commission and other acquisition expenses	(4,942)	(5,700)	(19,462)	(18,511)
General and administrative expenses(3)	(2,875)	(2,346)	(12,800)	(11,634)
Non-GAAP underwriting loss(9)	$(6,657)	$(25,252)	$(23,974)	$(55,386)

Net loss and LAE	$24,725	$35,974	$61,228	$57,991
Less: adverse (favorable) prior year loss development covered under the LPT/ADC Agreement	14,400	10,270	25,508	(452)
Non-GAAP net loss and LAE(9)	$10,325	$25,704	$35,720	$58,443

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	December 31, 2023	December 31, 2022
Investable assets:
Total investments	$559,640	$587,060
Cash and cash equivalents	35,412	30,986
Restricted cash and cash equivalents	7,266	15,638
Loan to related party	167,975	167,975
Funds withheld receivable	143,985	441,412
Total investable assets(7)	$914,278	$1,243,071

Capital:
Total shareholders' equity	$249,160	$284,579
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,361	152,500
Total capital resources(8)	$511,521	$547,079

Reconciliation of total shareholders' equity to adjusted shareholders' equity:
Total Shareholders’ Equity	$249,160	$284,579
Unamortized deferred gain on LPT/ADC Agreement	70,916	45,408
Adjusted shareholders' equity(2)	$320,076	$329,987

Reconciliation of book value per common share to adjusted book value per common share:
Book value per common share	$2.48	$2.80
Unamortized deferred gain on LPT/ADC Agreement	0.71	0.45
Adjusted book value per common share(2)	$3.19	$3.25

(1) Book value per common share is calculated using shareholders’ equity divided by the number of common shares outstanding. Management uses growth in this metric as a prime measure of the value we are generating for our common shareholders, because management believes that growth in this metric ultimately results in growth in the Company’s common share price. This metric is impacted by the Company’s net income and external factors, such as interest rates, which can drive changes in unrealized gains or losses on our investment portfolio, as well as share repurchases.

(2) Adjusted Total Shareholders' Equity and Adjusted Book Value per Common Share: Management has adjusted GAAP shareholders' equity by adding the unamortized deferred gain on retroactive reinsurance arising from the LPT/ADC Agreement. As a result, by virtue of this adjustment, management has also computed the Adjusted Book Value per Common Share. The deferred gain on retroactive reinsurance represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement. We believe reflecting this economic benefit is helpful to understand future trends in our operations, which will improve the Company's shareholders' equity over the settlement period.

(3) Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting income (loss).

(4) Underwriting income or loss is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. For purposes of these non-GAAP operating measures, the fee-generating business, which is included in our Diversified Reinsurance segment, is considered part of the underwriting operations of the Company. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(5) Non-GAAP operating earnings (loss) and non-GAAP basic and diluted operating earnings (loss) per common share are non-GAAP financial measure defined by the Company as net income (loss) excluding realized investment gains and losses, foreign exchange and other gains and losses, interest in income (loss) of equity method investment, and (favorable) adverse prior year loss development subject to LPT/ADC Agreement and should not be considered as an alternative to net income (loss). The Company's management believes that the use of non-GAAP operating earnings (loss) and non-GAAP diluted operating earnings (loss) per common share enables investors and other users of the Company’s financial information to analyze its performance in a manner similar to how management analyzes performance. Management also believes that these measures generally follow industry practice therefore allowing the users of financial information to compare the Company’s performance with its industry peer group, and that the equity analysts and certain rating agencies which follow the Company, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. Non-GAAP operating earnings should not be viewed as a substitute for U.S. GAAP net income.

(6) Non-GAAP operating return on average adjusted shareholders' equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average adjusted shareholders' equity as a measure of profitability that focuses on the return to common shareholders. It is calculated using non-GAAP operating earnings divided by average adjusted shareholders' equity adjusted for the deferred gain on LPT/ADC Agreement.

(7) Investable assets are the total of the Company's investments, cash and cash equivalents, loan to a related party and funds withheld receivable.

(8) Total capital resources are the sum of the Company's principal amount of debt and shareholders' equity.

(9) Non-GAAP net loss and LAE and Non-GAAP underwriting income (loss): Management has further adjusted the net loss and LAE and underwriting income (loss) (as defined above) by recognizing into income the (favorable) adverse prior year loss development subject to LPT/ADC Agreement relating to losses subject to that agreement. The deferred gain represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement on Maiden's underwriting income (loss). Management believes reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations.

Exhibit 99.2

PRESS RELEASE

Maiden Holdings, Ltd. Releases
Fourth Quarter 2023 Financial Results

PEMBROKE, Bermuda, March 12, 2024 (BUSINESS WIRE) -- Maiden Holdings, Ltd. (NASDAQ:MHLD) ("Maiden") has released its fourth quarter 2023 financial results via its investor relations website. Concurrent with releasing its results, Maiden also published an investor update presentation. Both documents are posted at https://www.maiden.bm/investor_relations.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets.

CONTACT:

FGS Global
Maiden@fgsglobal.com